UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 21, 2012

First Reliance Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

First Reliance Bancshares, Inc. (“Company”) is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K. The Company presented these materials addressing, among other things, the Company’s business strategies and financial performance, at the Company’s Annual Meeting of Shareholders on Thursday, June 21, 2012 at 4:00 p.m. The foregoing description of information contained in the presentation is qualified by reference to such presentation materials attached as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

This Current Report on Form 8-K (including Exhibit 99.1) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company and its management and are subject to significant risks and uncertainties. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as it may have been amended, and the Report on Form 10-Q for the three months ended March 31, 2012, which have been filed with the Securities and Exchange Commission (SEC) and are available on the Company’s website at www.firstreliance.com or the SEC’s website at www.sec.gov. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

No.	Description

99.1	First Reliance Bancshares, Inc. Presentation Materials on June 21, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Dated: June 21, 2012
	By:	/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer

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